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                                                                   EXHIBIT c(9)

                            COBRA GOLF INCORPORATED
                            1993 STOCK OPTION PLAN
                           (Amended March 22, 1995)/1//2/

     1.  Purpose.
         -------

         This 1993 Stock Option Plan (the "Plan") is intended to encourage ownership of common stock of COBRA GOLF INCORPORATED, a Delaware corporation (the "Company") by key employees, officers, directors, consultants and sales representatives of the Company and any subsidiaries and selected professional golfers who endorse the Company's products and consult with the Company concerning its products, and to provide incentives for them to exert maximum efforts for its success. The effective date of the Plan is August 5, 1993.

     2.  Incentive and Nonqualified Stock Options.
         ----------------------------------------

         Two types of options (referred to herein as "options" without distinction between such two types except as hereinafter provided) may be granted under the Plan: options intended to qualify as incentive stock options ("incentive stock options") under Section 422 of the Internal Revenue Code, and any successor statutes (the "Code"); and other options not specifically authorized or qualified for special income tax treatment by the Code ("non-qualified stock options").

     3.  Administration.
         --------------

         The following provisions shall govern the administration of the Plan:

         a.  Administration.  The Plan shall be administered by the Board of
             --------------
Directors, each member of which shall be a "disinterested person" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission, as amended from time to time, who are not eligible to participate in the Plan or a committee of directors composed of not less than three (3) directors, all of whom shall be disinterested persons who are not eligible to participate in the Plan (the Board or any such committee is referred to hereinafter as the "Committee"). The Committee shall be authorized and directed to adopt such rules and regulations for implementing the Plan so as to satisfy the requirements for exemption under Rule 16b-3. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee,

---------------
   /1/includes prior amendment

   /2/ratified by Stockholders on May 23, 1995 however caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman of the Committee from among the Committee members. Acts of the Committee taken at a duly constituted meeting or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

         b. Powers.  The Company shall effect the grant of options under the
            ------
Plan by execution of written stock option agreements in such form as shall be approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to:
(i) determine which persons meet the requirements of Paragraph 4 hereof for selection as participants in the Plan (a "Participant"); (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan (the "Optionees"); (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto; (iv) specify the number of shares to be covered by each option; (v) determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and (vi) make all other determinations deemed necessary or advisable for administering the Plan. The determination on the foregoing matters by the Committee shall be conclusive.

         The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Its determination shall be binding on all parties.

     4.  Participants.
         ------------

         Participants in the Plan shall be employees, officers, directors, consultants or sales representatives of the Company or any subsidiary and selected professional golfers who endorse the Company's products and consult with the Company with respect to its products ("product endorsers") who at the time the option is granted do not individually own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, and to whom options may be granted from time to time.

         A person's status as a Participant shall terminate upon the termination of the employment or other relationship with the Company described above and the rights of the Participant with

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respect to options granted hereunder on termination of status as a Participant shall be as set forth in Section 6 hereof.

     5.  The Shares.
         ----------

         The shares of stock subject to options authorized to be granted under the Plan shall consist of One Million Nine Hundred Thousand (1,900,000) shares of common stock of the Company, par value $.001 per share, as adjusted (the "Shares") or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Paragraph 7 of the Plan.

         The Shares subject to the Plan may be set aside out of the authorized but unissued Shares of common stock of the Company not reserved for any other purpose, from Shares reacquired by the Company, or out of Shares of common stock subject to an option which, for any reason, terminates unexercised as to the Shares.

     6.  Grant, Terms and Conditions of Options.
         --------------------------------------

         Options may be granted at any time prior to the termination of the Plan to employees, officers, directors, consultants, sales representatives and product endorsers of the Company who, in the judgment of the Committee, contribute to the successful conduct of the operation of the Company through their judgment, interest, ability and special efforts; provided, however, that:
(i) the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and any parent or subsidiary corporations) shall not exceed $100,000, and (ii) except in the case of termination by death or disability, as set forth in Paragraph 6c. below, and except as otherwise provided in the written Stock Option Agreement of such Optionee, the granted option must be exercised by the Optionee or shall lapse no later than three (3) months after any termination of the Optionee's status as a Participant and said status as a Participant must have been continuous since the granting of the option. The maximum number of options which may be granted under the Plan during any calendar year to any Participant shall not exceed 100,000 options; provided, however that if the Company grants to any Participant during any calendar year less than 100,000 options or does not grant any option during any calendar year to such Participant, then the amount of such shortfall shall be carried forward and added to the maximum number of options which may be granted in a subsequent year to such Participant.

         In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

         a. Option Price.  The purchase price (the "option
            ------------

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price") under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted. For purposes of the Plan, the "fair market value" of any Share of common stock of the Company at any date shall be (i) if the common stock is listed on an established stock exchange or exchanges, the mean of the high and low sales price per Share on such date on the principal exchange on which it is traded, or if no sales were made on such day on such principal exchange, at the respective prices on the most recent day on which a sale of Shares took place or
(ii) if the common stock is not then listed on an exchange, the average of the closing bid and asked prices (or, if available, the high and low sales prices) per share in the over-the-counter market as quoted on NASDAQ on such date, or
(iii) if the common stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee.

     b.  Duration And Exercise of Options.
         --------------------------------

         (i) Duration. Each option shall vest and shall be exercisable in such
             --------
manner and at such time up to but not exceeding ten (10) years from the date the option is granted as the Committee shall determine in its sole discretion. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any term or condition of any option granted prior to the termination of the Plan.

         If not previously exercised, each option shall expire upon the tenth anniversary of the date of the grant thereof or upon the earlier termination of the Optionee's status as a Participant, except as provided by Section 6c. below. No incentive stock option shall be granted after ten (10) years following the earlier of (i) the date the Plan is adopted and (ii) the date it is approved by Stockholders. No incentive stock options shall be granted to any person who is not an employee of the Company or a subsidiary.

         (ii) Manner Of Payment. Stock purchased under the Plan shall be paid
              -----------------
for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company; or (ii) if so permitted by the Committee by delivery of a promissory note of the option holder to the Company, such note to be payable and secured on such terms as are specified by the Committee, or by a combination of cash and the option holder's promissory note; provided that if
                                                             --------
the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash; or (iii) if so permitted by the Committee by delivery of Shares of stock of the Company having a fair market value (determined as provided in Section 6a.) equal to the option price or by reduction in the number of Shares issuable upon such exercise.

         (iii) Manner of Exercise. The option price shall be accompanied by
               ------------------
written notice to the Secretary of the Company identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. The Company shall deliver to the Optionee, which delivery shall be as soon as practicable after the giving of such notice, without transfer nor issue tax to the Optionee (or other person entitled to exercise the option) at the principal office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

     c.  Termination Of Status. Upon the termination of an Optionee's status as
         ---------------------
a Participant, and as otherwise provided in the written Stock Option Agreement with respect to such Optionee, his or her rights to exercise an option then held shall be only as follows:

         (i) Disability. If an Optionee's status as a Participant is terminated
             ----------
by reason of the Participant's disability, such Optionee or such Optionee's qualified representative (in the event of the Optionee's mental disability) shall have the right for a period of twelve (12) months following the date of such disability termination to exercise such option, provided the actual date of exercise is in no event after the expiration of the term of the option.

         For purposes of this Plan "disability" shall be defined by Section 22(e)(3) of the Code. Section 22(e)(3) defines "permanent and total disability" as follows:

         An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnished proof of the existence thereof in such form and manner, and at such times, as the Secretary may require.

         (ii) Death. If an Optionee shall die (i) while a Participant, or (ii)
              -----
within three (3) months after termination of status as a Participant except for cause, the Optionee's estate shall have the right for a period of twelve (12) months following the date of death to exercise the option to the extent the Optionee was entitled to exercise the option on the date of death, provided the actual date of exercise is in no event after the expiration of the term of the option. Any interruption in continuous full-time employment status or continuous officer, director, consultant, sales representative, or product endorser status with the Company, its parent or any subsidiary, shall constitute termination of the same under this Plan even if the Optionee is re-employed or reinstated to such status after such interruption; provided, however, that a leave duly approved by the Company or in accordance with law shall not constitute an interruption hereunder.

         An Optionee's "estate" shall mean the Optionee's legal representative or any person who acquires the right to exercise an option by reason of the Optionee's death.

         (iii) Cause. If an Optionee's status as a Participant is terminated as
               -----
the result of an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or deliberately disregarding the rules of the Company which resulted in loss, damage or injury to the Company, or is terminated because an Optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Company, breaches any agreement with the Company, induces any client or customer of the Company to break any contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Company, or if an Optionee is removed from any office of the Company by any regulatory agency, neither the Optionee nor the Optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever, whether or not such option was granted before or after termination of status as a Participant. The Optionee may receive payment from the Company for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. For the purpose of this paragraph, termination of employment or status as a Participant under the Plan shall be deemed to occur when the Company dispatches notice or advice to the Optionee that the Optionee's employment or status as an officer, director, sales representative or product endorser is terminated and not at the time of Optionee's receipt thereof.

         (iv) Other Reasons. If an Optionee's status as a Participant is
              -------------
terminated for any reason other than those mentioned above under "Death", "Disability" and "Cause", the Optionee may, within three (3) months following such termination, exercise any vested option, provided the date of exercise is in no event after the expiration of the term of the option.

     d.  Incentive Stock Options. With respect to incentive stock options, an
         -----------------------
Optionee may not dispose of incentive stock option Shares within two (2) years from the date of grant of the option or within one (1) year from the exercise of the option and transfer of the Shares to the Optionee. All incentive stock options shall comply with the provisions of Section 422 of the Code.

         e. Transferability of Option.  Each option shall be transferable only
            -------------------------
by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

         f. Other Terms And Conditions.  Options may also contain such other
            --------------------------
provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any Optionee any right to continue in the employ or in the status as an officer, director, consultant, sales representative or product endorser of the Company, nor limit in any way the right of the Company to terminate an Optionee's employment or status as an officer, director, consultant, sales representative or product endorser at any time.

         g. Use Of Proceeds From Stock.  Proceeds from the sale of Shares
            --------------------------
pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company.

         h. Rights As A Shareholder.  The Optionee shall have no rights as a
            -----------------------
shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Paragraph 7 hereof.

         i. Withholding.  The Company shall have the right upon the grant or
            -----------
exercise of an option or the sale or other disposition of Shares acquired by exercise of an option to collect, deduct, withhold and pay over to any governmental authority any sums required to be withheld under federal, state or local tax laws or regulations. The Company shall condition the issuance of Shares upon exercise of any option upon the payment by the Optionee of any sums required to be withheld under applicable laws or regulations.

     7.  Adjustment Of And Changes In The Shares.
         ---------------------------------------

         a. Stock Split or Recapitalization.  The Shares with respect to which
            -------------------------------
Options may be granted are Shares of Common Stock as presently constituted, but, if and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision, recapitalization or consolidation of Shares or the payment of a stock dividend on shares without receipt of consideration, the option price and the number and class of Shares and/or other securities with respect to which such Option thereafter may be exercised and the total number and class of Shares and/or other securities that may be issued under this Plan, shall be similarly and proportionately adjusted.

     b.  Merger or Consolidation.
         -----------------------

         (i) In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Company's assets (all the foregoing being referred to as "Acquisition Events"), then the Committee may in its discretion terminate all outstanding options by delivering notice of termination to each option holder; provided, however, that
                                                        --------  -------
during the 20-day period following the date on which such notice of termination is delivered, each option holder shall have the right to exercise in full all of his options that are then outstanding (without regard to limitations on exercise otherwise contained herein). If an Acquisition Event occurs and the Committee does not terminate the outstanding options pursuant to the preceding sentence, then the provisions of Section 7 (b) (ii) shall apply.

         (ii) If the Company merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option, in lieu of the number of Shares as to which such Option shall then be exercisable, but on the same terms and conditions of exercise set forth in such Option, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Option (whether or not then exercisable) had such merger or consolidation not occurred.

     c.  No Fractional Shares.  An Optionee shall not have any right to purchase
         --------------------
fractional Shares as the result of any adjustment in options or otherwise. In case of any such adjustment, the Shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     d.  Determination by Committee.  To the extent the foregoing adjustments
         --------------------------
relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     e.  No Additional Rights.  Except as expressly provided in this Paragraph
         --------------------
7, an Optionee shall have no rights by reason of any of the following events:
(1) subdivision or

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

consolidation of Shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of Shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issuance by the Company of Shares of stock of any class, or securities convertible into Shares of any Class, shall not affect the number or price of Shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     8.  Listing Or Qualification Of Shares.
         ----------------------------------

         All options granted under the Plan are subject to the requirement that if at any time the Company shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Company and the Company shall be relieved from any liability for failure to issue and sell stock to satisfy such options pending the time when such authority is obtainable in accordance with the foregoing.

     9.  Binding Effect of Conditions.
         ----------------------------

         The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the Optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the Optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the Optionee shall agree to use the Optionee's best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officer to refuse to cancel old certificates or to issue or deliver new certificates therefor when the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

     10.  Amendment And Termination Of The Plan.
          -------------------------------------

          (a) The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors or the Committee shall not, without the approval of the stockholders of the
Company: (i) increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 6.a; (iii) extend the period during which options may be granted or exercised; or (iv) amend the requirements as to the class of Participants eligible to receive options. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years from its effective date.

          (b) Nothing contained in this Section 10 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding options of Participants, including, without limitation, the reduction of the exercise price specified therein (or the granting or issuance of new options at a lower exercise price upon cancellation of outstanding options), so long as all options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended options would have been permissible under the Plan if such option had been originally granted or issued as of the date of such amendment with such amended terms.

          (c) Notwithstanding any other provision of the Plan, neither the Board nor the Committee may make any determination or interpretation or take any other action which would cause any member of the Committee to cease to be a "disinterested person" with regard to the Plan for purposes of Rule 16b-3, and the Board may not effect any amendment that would require the approval of the stockholders of the Company under Rule 16b-3 unless such approval is obtained.

     11.  Effectiveness Of The Plan.
          -------------------------

          This Plan shall become effective only upon adoption by the Board of Directors and approval by the affirmative vote of a majority of the voting stock of the Company represented at a duly called meeting of stockholders at which a quorum is present, which approval must occur within one (1) year of the adoption by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon the registration of the Shares with the Securities and Exchange Commission and qualification of the offer and sale of the Shares pursuant to the Plan with the Commissioner of Corporation of the State of California, unless such registration or qualification is not necessary.

     12.  Privileges of Stock Ownership; Securities Law
          ---------------------------------------------
          Compliance; Notice of Sale.
          --------------------------

          No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the Optionee in accordance with the provisions of the Plan. Optionees shall be entitled to such financial information concerning the Company as may be made available to shareholders of the Company from time to time. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the common stock of the Company may be listed shall have been fully complied with. The Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The Optionee shall give the Company notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

     13.  Indemnification.
          ---------------

          To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, effected in good faith.

          To the maximum extent permitted by applicable law, each member or former member of the Board or of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as Directors under applicable law or under the Certificate of Incorporation or Bylaws of the Company.

     14.  Notices.
          -------

          Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to him or her of notices and the delivery to him or her of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

     15.  Severability of Provisions.
          --------------------------

          If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

     16.  Headings and Captions.
          ---------------------

          The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

     17.  Controlling Law.
          ---------------

          The Plan shall be construed and enforced according to the laws of the State of California.

          IN WITNESS WHEREOF, the Company has caused this Option Plan to be executed and adopted this 5th day of August, 1993, by its authorized representatives.